UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

July 30, 2024

Date of Report (Date of earliest event reported)

CBIZ, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32961	22-2769024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5959 Rockside Woods Blvd. N., Suite 600
Independence, Ohio 44131

(Address of principal executive offices, including zip code)

216-447-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange On which registered
Common Stock per value $0.01 per share	CBZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 30, 2024, CBIZ, Inc. (the “Company” or “CBIZ”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Marcum LLP, a New York registered limited liability partnership (“Marcum”), Marcum Advisory Group LLC, a Delaware limited liability company and wholly owned subsidiary of Marcum (“MAG”), PMMS LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), and Marcum Partners SPV LLC, a Delaware limited liability company.

Under the terms of the Merger Agreement, Merger Sub will merge with and into MAG, with MAG continuing as the surviving entity and as a wholly owned subsidiary of the Company (the “Merger”). Prior to the closing of the Merger, Marcum will contribute substantially all of its non-attest business assets to MAG and MAG will assume substantially all of Marcum’s liabilities, in each case subject to certain exclusions. In a separate transaction, Mayer Hoffman McCann P.C., a national independent certified public accounting firm with which the Company has an existing Administrative Service Agreement, will purchase from Marcum substantially all of Marcum’s attest business assets (the “Attest Purchase”). The Merger and the transactions contemplated by the Merger Agreement are referred to herein as the “Transaction.” Subject to the satisfaction of the conditions described below and other customary closing conditions, the Transaction is expected to close in the fourth quarter of 2024.

The aggregate consideration to be paid by the Company in connection with the Transaction is approximately $2.3 billion, on a cash-free and debt-free basis and subject to calculation and adjustments as provided in the Merger Agreement, of which approximately $1.1 billion is expected to be paid in cash and the remainder is expected to be paid in approximately 14.4 million shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”) (based on $76.84 per share as specified in the Merger Agreement, which was the 30-day volume weighted average price of the Common Stock as of three business days prior to the date of the Merger Agreement).

The consideration payable in shares of Common Stock (the “Shares”) will be delivered as follows: (i) approximately 5% of the Shares will be subject to continued service requirements and, subject to satisfaction of those requirements, be delivered on the fourth anniversary of the closing (“performance shares”); (ii) excluding those performance shares, approximately 25% of the Shares will be delivered on the later of three business days following closing and January 2, 2025; and (iii) the remaining approximately 75% of the Shares will be delivered in 36 monthly installments after the initial delivery. The Shares, once fully issued, will constitute approximately 22% of the Company’s outstanding shares, without giving effect to any subsequent issuances, repurchases or other changes in the number of shares outstanding.

The Merger Agreement also provides Marcum the right to nominate a director to be appointed to the Company’s board at closing, subject to compliance with certain requirements and the recommendation of the Company’s nominating and governance committee and approval by the board.

Each of the Company, Merger Sub, Marcum and MAG has provided customary representations, warranties and covenants in the Merger Agreement. The completion of the Merger is subject to various closing conditions, including, among others, (a) the expiration of all waiting periods and receipt of all approvals required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (b) the Company obtaining stockholder approval of the issuance of the Shares in connection with the Transaction as required by the rules of the New York Stock Exchange; (c) Marcum obtaining the requisite approval of its partners as specified in the Merger Agreement; (d) the Company obtaining debt financing as contemplated by the commitment letter described below; and (e) the completion of the Attest Purchase.

The Merger Agreement contains customary termination rights for both the Company and Marcum. Both the Company and Marcum have the right to terminate the Merger Agreement if the Transaction is not consummated on or prior to May 1, 2025, subject to certain exceptions. In the case of certain terminations under the circumstances described in the Merger Agreement, the Company may be required to pay a termination fee to Marcum of $48.0 million if debt financing is not obtained or $25.0 million if approval of the Company’s stockholders is not obtained or the Company’s board changes its recommendation with respect to the Transaction. Marcum may be required to pay a termination fee to the Company of $22.0 million if the requisite approval of Marcum partners is not obtained within the time period specified in the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

Financing Commitment

The Company has obtained committed financing to, among other things, fund the cash portion of the purchase price pursuant to a commitment letter (the “Commitment Letter”) entered into on July 30, 2024, with Bank of America, N.A. and BofA Securities, Inc., which provides commitments for senior secured credit facilities (the “Credit Facilities”) in an aggregate principal amount of $2.0 billion, consisting of (x) a $600 million five year senior secured revolving credit facility and (y) a $1.4 billion five year senior secured term loan facility. The funding of the Credit Facilities is contingent on the satisfaction of customary conditions, including (i) execution and delivery of definitive documentation with respect to the Credit Facilities in accordance with the terms set forth in the Commitment Letter and (ii) consummation of the acquisition of Marcum.

Voting and Support Agreement

In connection with entering into the Merger Agreement, the Company entered into a Voting and Support Agreement with Marcum partners holding approximately 41% of Marcum’s units. This agreement includes customary provisions requiring the signatory Marcum partners to, in their capacities as Marcum partners, vote for and otherwise support the Transaction in accordance with the terms and conditions of the Merger Agreement. This agreement also includes certain customary “standstill” provisions, applicable until the first day following the Company’s third annual meeting of stockholders after closing, providing that signatory Marcum partners will not acquire the Company’s Common Stock or related securities other than in specified circumstances and will refrain from taking specified actions related to the control or influence of the management of the Company, whether alone or in concert with any other person or as part of a group.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 above is incorporated herein by reference. The offering and issuance of the Shares is being made in reliance on the exemption from registration requirements provided by Section 4(a)(2) of the Securities Act of 1933, as transactions by an issuer not involving a public offering.

Item 8.01. Other Events.

On July 31, 2024, the Company issued a press release announcing the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Attached hereto as Exhibit 99.2 and incorporated herein by reference is an investor presentation that will be used by the Company on a conference call today with investors and other persons with respect to the Transaction.

The Company will host the conference call at 11:00 a.m. (ET) today to discuss its second-quarter financial results and the Transaction. The call will be webcast and an archived replay will be available at https://cbiz.gcs-web.com/investor-overview. Participants may register at https://dpregister.com/sreg/10191052/fd1f3d903c.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated July 30, 2024, among the Company, Marcum LLP, Marcum Advisory Group LLC, PMMS LLC, and Marcum Partners SPV LLC

99.1	Press Release, dated July 31, 2024

99.2	Investor Presentation

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

*

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission (“SEC”).

Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein that address business performance, financial condition, activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, including but not limited to: the ability of the parties to consummate the Transaction in a timely manner or at all; satisfaction of the conditions precedent to consummation of the Transaction, including the ability to secure regulatory approvals in a timely manner or at all, and the approval by Marcum’s partners and the approval by the Company’s stockholders; the possibility of litigation related to the Transaction and the effects thereof; the possibility that anticipated benefits and/or synergies of the Transaction will not be achieved in a timely manner or at all; the possibility that the costs of the Transaction and/or liabilities assumed will be more significant than anticipated; the possibility that integration will prove more costly and/or time consuming than anticipated; the possibility that the Transaction could disrupt ongoing plans and operations of the parties or their respective relationships with clients, other business partners and employees; the possibility that the financing will not be obtained as anticipated and the effects of the increased leverage of the Company following the Transaction; and other risks described in the Company’s SEC filings. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. Except as required by law, the Company does not undertake any obligation to update any forward-looking statements to reflect events or circumstances that subsequently occur or of which it subsequently becomes aware.

ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT

In connection with the Transaction, the Company will file a proxy statement with the SEC. The definitive proxy statement will be mailed to the Company’s stockholders and will contain important information about the Transaction and related matters. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTION BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The definitive proxy statement and other relevant materials (when they become available) and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders will be able to obtain free copies of the definitive proxy statement from the Company on the Investor Relations page of the Company’s website, www.cbiz.com, or by writing to us at Attention: Investor Relations Department, 5959 Rockside Woods Blvd. N., Suite 600, Independence, Ohio 44131.

PARTICIPANTS IN THE SOLICITATION

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the Transaction. Information with respect to the Company’s directors and executive officers is set forth in the Company’s Proxy Statement on Schedule 14A for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on March 25, 2024, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 23, 2024. These documents are available free of charge at the SEC’s website at www.sec.gov, or from the Company on the Investor Relations page of the Company’s website,

www.cbiz.com, or by writing to us at Attention: Investor Relations Department, 5959 Rockside Woods Blvd. N., Suite 600, Independence, Ohio 44131. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Transaction will be included in the proxy statement that the Company intends to file with the SEC.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2024

CBIZ, Inc.

By:	/s/ Jaileah X. Huddleston
Name:	Jaileah X. Huddleston
Title:	Senior Vice President, Chief Legal Officer, and Corporate Secretary